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                              AMENDED AND RESTATED

                                    BYLAWS OF

                          CRUSADER HOLDING CORPORATION

                          (a Pennsylvania corporation)


                                     OFFICES

                  1.1 OFFICES. The registered office of the Corporation shall be located at 1230 Walnut Street, Philadelphia, Pennsylvania, or at such other place as the Board of Directors may from time to time determine.

                  1.2 ADDITIONAL OFFICES. The Corporation may also have offices at such other places, both within and without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                      SEAL


                  2.1 CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, PENNSYLVANIA". The corporate seal may be affixed and attested but the affixation or attestation of the corporate seal shall not be necessary for the due execution of any filing or any document or any other purpose by the Corporation under the statutes.







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                             SHAREHOLDERS' MEETINGS

                  3.1 PLACE. Meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine and as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  3.2 ANNUAL MEETING. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in each calendar year. The Board of Directors shall, by resolution, set the date, time and place of the annual meeting. If no date, time and place is set by the Board of Directors, the annual meeting shall be held on the 15th day of November in each year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding business day at 2:00 P.M.

                  3.3 FAILURE TO HOLD ANNUAL MEETING. Failure to hold the annual meeting at the designated time shall not work a dissolution of the Corporation or affect otherwise valid corporate acts.

                  3.4 SPECIAL MEETINGS. Special meetings of shareholders may be called at any time by the Chairman of the Board of Directors, the President, or a majority of the Corporation's Board of Directors. At any time, upon written

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request of any person who has called a special meeting, it shall be the duty of the Chairman of the Corporation to fix the time of the meeting which, if the meeting is called by the Board of Directors, shall be held not more than 60 days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

                  3.5 BUSINESS TRANSACTED AT SPECIAL MEETINGS OF SHAREHOLDERS. Business transacted at all special meetings shall be confined to the subjects stated in the notice and matters germane thereto.

                  3.6 NOTICE. Written notice, stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted, shall be given by, or at the direction of, the Chairman of the Corporation to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting, or ten days in the case of a meeting called to consider a fundamental change under Chapter 19 of the Business Corporation Law of 1988, as amended. If the Chairman neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so.

                  3.7 QUORUM AND ADJOURNMENT. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall

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constitute a quorum for the purposes of consideration and action on the matter.
Any regular or special meeting may be adjourned for such period and to such place as the shareholders present and entitled to vote, in person or by proxy, shall direct. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine. Notwithstanding the foregoing, (i) those shareholders entitled to vote, by person or by proxy, who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors and (ii) those shareholders entitled to vote, by person or by proxy, who attend a meeting that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

                  3.8 TELEPHONE MEETINGS. Shareholders may participate in any shareholders' meeting by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Shareholders so participating will be deemed present at the meeting.

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                  3.9 ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent or consents in writing, setting forth the action so taken, shall be signed by shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation. Prompt notice of the action taken without a meeting by less than unanimous consent shall be given to those shareholders who have not consented in writing.

                  3.10 PROXIES. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for him by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder for the purposes of this paragraph. Where two or more proxies of a

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shareholder are present, the Corporation shall, unless otherwise expressly provided in the proxy or proxies, accept as the vote of all shares represented thereby the vote cast by a majority of such proxies and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of the execution unless a longer time is expressly provided therein. A proxy shall not be revoked by death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation.

                  3.11 VOTING. (a) Shares of the Corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name

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of the pledgee, or a nominee of the pledgee, but nothing in this paragraph shall affect the validity of a proxy given by a pledgee or nominee. Where shares of the Corporation are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise: (i) if any or all of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Corporation shall accept as the vote of all the shares the vote cast by a majority of such persons, or, if only one, such person; and (ii) if the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the right of the joint owners or the beneficial owners thereof among themselves. If there has been filed with the Secretary of the Corporation a copy, certified by an attorney at law to be valid, of the agreement under which any shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of any order of court directing the voting of the shares, the persons specified as having such voting power in the latest document so filed (and only those person) shall be entitled to vote the shares but only in accordance therewith.

                  (b) Any domestic or foreign corporation for profit or not-for-profit that is a shareholder of the Corporation may vote by any of its officers or agents, or by proxy appointed by any

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officer or agent, unless some other person is appointed as its general or special proxy, by resolution of the board of directors of the corporation or a provision of its articles or bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of the Corporation, in which case that person so appointed shall be entitled to vote the shares.

                  3.12. JUDGES OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the chairman of any such meeting may, and on the request of any shareholder or his proxy, shall make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. On request of the chairman of the meeting, or of any shareholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

                  3.13 WRITTEN CONSENT. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent shareholders who would have

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been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting.

                  3.14 SHAREHOLDERS LIST. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each such shareholder. The list shall be produced and kept open at the time and place of each meeting of shareholders and shall be subject to the inspection of any shareholder during the meeting for the purposes thereof.

                                    DIRECTORS

                  4.1 BOARD OF DIRECTORS. Unless otherwise provided by law, all powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board of Directors. The Board of Directors shall nominate a Chairman of the Board of Directors who shall preside over all meetings of the Board of Directors. The number of directors of the Corporation shall be set by resolution of the Board.

                  4.2 ELECTION AND TERM OF OFFICE. Except as provided in these bylaws, directors shall be elected by the shareholders. Each director shall be a natural person of full age who need not be a resident of Pennsylvania or a shareholder of the

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Corporation. Directors shall hold office for one year and until their successors have been selected and qualified, or until their earlier death, resignation or removal.

                  4.3 RESIGNATION, REMOVAL OF DIRECTORS. Any director may resign at any time. Such resignation shall be in writing, but acceptance thereof shall not be necessary to make it effective. Any director may be removed from office at a meeting of shareholders, without assigning any cause by vote of the shareholders entitled to cast at least a majority of the votes which all shareholders would be entitled to cast at any annual election of directors. A new director or directors may be elected at the same meeting. The Board of Directors may declare vacant the office of a director if he is declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause as may be established by the Board of Directors.

                  4.4 VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining directors though less than a quorum but only as recommended by the Nominating Committee of the Board of Directors, or by a sole remaining director. A director selected to fill a vacancy shall serve for the balance of the unexpired term.

                  4.5 ANNUAL MEETING. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the

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Board of Directors may determine, for the purpose of organization of the Board, election of officers and the transaction of any other business as may properly be brought before the meeting. No notice of any kind of the annual meeting of the Board of Directors need be given to either old or new directors.

                  4.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held at such times and at such places as the directors may determine from time to time. Notice of regular meetings need not be given.

                  4.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman or by a majority of the directors then in office. Notice of every special meeting shall be given to each director not later than the second day immediately preceding the day of such meeting in the case of notice by mail or courier service, and not later than during the day immediately preceding the day of such meeting in the case of notice delivered personally or by telephone, telex, TWX or telecopier. Such notice shall state the time and place of the meeting, but neither the business to be transacted at, nor the purpose of, the meeting need be specified in the notice of such meeting.

                  4.8 TELEPHONE MEETINGS. The Board of Directors may participate in meetings of the Board by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Directors so participating will be deemed present at the meeting.

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                  4.9 QUORUM. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting shall be the acts of the Board of Directors. If the number of the directors in office is even, 50 percent of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting shall be the acts of the Board of Directors.

                  4.10 UNANIMOUS CONSENT. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all the directors in office and shall be filed with the secretary of the Corporation.

                  4.11 PAYMENTS TO DIRECTORS. The directors may be reimbursed for the expenses of attending Board meetings and committee meetings and may be paid a fixed sum for attendance at each meeting or such other compensation for their services as may, from time to time, be fixed by a majority of the shareholders. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  4.12 SALARIES. The salaries and other compensation of officers and assistants shall be fixed by the Board of Directors.

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                  4.13 LIABILITY OF DIRECTORS. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his office as provided for under Section 1713 of the Pennsylvania Business Corporation Law of 1988, as amended, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Any repeal, amendment, or modification of this Section shall be prospective only and shall not increase, but may decrease a director's liability with respect to actions or failures to act occurring prior to such change.

                  4.14 NOMINATIONS. Nominations for election to the Board of Directors may be made by the Nominating Committee of the Board of Directors or by any shareholder of any outstanding shares of the Corporation entitled to vote for election of Directors. Nominations, other than those made by or on behalf of the Board of Directors of the Corporation, shall be made in writing and shall be delivered or mailed to the Chairman of the Corporation not later than 270 days in advance of the anniversary date of the Corporation's proxy statement for the Corporation's annual meeting of shareholders in the previous calendar year. Such notification shall contain the following information to the extent known to the notifying shareholder(s): (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of the Corporation that will be voted for each proposed nominee by the

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notifying shareholder(s); (d) the name and residence address of the notifying shareholder(s); (e) the number of shares of the Corporation owned by the notifying shareholder(s); (f) such other information about each nominee proposed by such shareholder(s) as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the consent of each nominee to serve as a director of the Corporation if so elected. Nominations not made in accordance herewith shall be disregarded by the Chairman of the meeting and votes cast for such nominee shall not be counted.

                                   COMMITTEES

                  5.1 ESTABLISHMENT AND POWERS. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish committees, including an Executive Committee, an Audit Committee, a Nominations Committee and a Compensation Committee, to serve at the pleasure of the Board, consisting in each case of one or more directors, and may designate one or more directors as alternate members of such a committee. Any committee, to the extent provided in the resolution by which it is established, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following:

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                           (a) The submission to shareholders of any action
         requiring approval of shareholders under the Business Corporation Law of 1988, as amended;

                           (b) The creation or filling of vacancies in the Board of Directors;

                           (c) The adoption, amendment or repeal of these bylaws;

                           (d) The amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; and

                           (e) Action on matters committed by a resolution of the Board of Directors to another committee of the Board of Directors.

In the absence or disqualification of a member and alternate member or members of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.

                  5.2 QUORUM. A majority of the directors appointed to a committee shall constitute a quorum for the transaction of business, and the acts of a majority of the directors appointed to a committee present and voting at a meeting of the committee at which a quorum is present shall be the acts of the committee.

                  5.3 MEETINGS AND NOTICES. A committee may, by resolution and with the consent of the Chairman of the Board, fix

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regular meeting dates of which no notice need be given to members of the committee. Special meetings of a committee may be held at the call of the Chairman of the Board upon such notice as is provided in these bylaws for special meetings of the Board of Directors. Any action required or permitted to be taken at a meeting of the members of a committee may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all the members of the committee and shall be filed with the secretary of the Corporation.

                  5.4 BOARD SUBMISSION. All action taken by the committees shall be reported to the Board through the Chairman of the Board not later than the next succeeding regular meeting of the Board.

                                    OFFICERS

                  6.1 NUMBER. The officers of the Corporation shall be a Chairman, President, a Secretary, and a Treasurer, or persons who shall act as such, regardless of the name or title by which they may be designated, elected or appointed, and, in addition, the Corporation may have one or more Vice Presidents and such other officers and assistant officers as the Board of Directors may elect. All officers shall be natural persons of full age. Any number of offices may be held by the same person. Officers may but need not be shareholders or members of the Board of Directors.

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                  6.2 ELECTION. The officers and assistant officers shall be elected or appointed by the Board of Directors at its annual meeting, or as soon thereafter as possible, and shall hold office for a term of one year and until their successors are selected and qualified or until their earlier death, resignation or removal by the Board of Directors.

                  6.3 VACANCIES. A vacancy by reason of death, resignation or removal of any officer or assistant officer or by reason of the creation of a new office may be filled by the Board of Directors.

                  6.4 GENERAL DUTIES. All officers and assistant officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these bylaws and as may be determined by resolution of the Board of Directors not inconsistent with these bylaws.

                  6.5 CHAIRMAN. The Chairman shall be the Chief Executive Officer of the Corporation, shall have active executive management of its operations and shall preside at all meetings of directors and shareholders.

                  6.6 PRESIDENT. The President shall have active management of the Corporation's operations, subject, however to the control of the Board of Directors. The President shall, in general, perform all duties incident to the office of President and such other duties as may be assigned by the Board of Directors.

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                  6.7 VICE PRESIDENTS. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  6.8 SECRETARY. The Secretary shall be custodian of the books and records of the Corporation other than those in the custody of the Treasurer. The Secretary shall be custodian of the seal and is hereby authorized to affix the seal to all documents, the execution and delivery of which are duly authorized. The Secretary shall record the minutes of all meetings of shareholders and of the Board of Directors and shall be responsible for the giving of all notices of such meetings in accordance with these bylaws. The Secretary shall, in general, perform such other duties as are incident to the office of Secretary and as may be assigned by the Board of Directors or by the Chairman or the President.

                  6.9 TREASURER. The Treasurer shall be the financial officer of the Corporation. The Treasurer shall have charge and custody of, and be responsible for, all funds of the Corporation and the books and records relating to the same, and shall deposit all such funds in the name of the Corporation in depositories selected by the Board of Directors. The Treasurer shall render to the Chairman and the President and the Board of Directors,

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upon request, an account of all transactions taken as Treasurer and of the financial condition of the Corporation. The Treasurer shall, in general, perform such other duties as are incident to the office of Treasurer and as may be assigned by the Board of Directors or by the Chairman or the President. The Treasurer shall, if required to do so by the Board of Directors, furnish bond in such form and amount and to cover such risks as the Board of Directors or the Chairman may determine.

            INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS

                  7.1 INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHER PERSONS. The Corporation shall indemnify any director, officer, employee or agent of the Corporation or any of its subsidiaries who was or is an "authorized representative" of the Corporation (which shall mean, for the purpose of this Article, a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, partner, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and who was or is a "party" (which shall include for purposes of this Article the giving of testimony or similar involvement) or is threatened to be made a party to any "proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the

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Corporation, its shareholders or otherwise) by reason of the fact that such person was or is an authorized representative of the Corporation to the fullest extent permitted by law, including without limitation indemnification against expenses (which shall include for purposes of this Article attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim is finally determined by a court to have constituted willful misconduct or recklessness. If an authorized representative is not entitled to indemnification in respect of a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such person to the maximum extent for the remaining portion of the liabilities.

                  7.2 ADVANCEMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a proceeding on behalf of any person entitled to indemnification under Section 7.1 in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article and may pay such expenses in advance on behalf of any employee or agent on receipt of a similar undertaking. The financial ability of such authorized

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representative to make such repayment shall not be prerequisite to the making of an advance.

                  7.3 EMPLOYEE BENEFIT PLANS. For purposes of this Article, the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; excise taxes assessed on an authorized representative with respect to any transaction with an employee benefit plan shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                  7.4 SECURITY FOR INDEMNIFICATION OBLIGATIONS. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

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                  7.5 RELIANCE UPON PROVISIONS. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification provided by this Article.

                  7.6 AMENDMENT OR REPEAL. All rights of indemnification under this Article shall be deemed a contract between the Corporation and the person entitled to indemnification under this Article pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

                  7.7 SCOPE OF ARTICLE. The indemnification, as authorized by this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to

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the benefit of the heirs, executors and administrators of such person.

                      FINANCIAL STATEMENTS TO SHAREHOLDERS

                  8.1 FINANCIAL STATEMENTS. Unless otherwise agreed between the Corporation and a shareholder, the Corporation shall furnish to the shareholders annual financial statements, including at least a balance sheet as of the end of each fiscal year and a statement of income and expenses for the fiscal year. The financial statements shall be prepared on the basis of generally accepted accounting principles, if the Corporation prepares financial statements for the fiscal year on that basis for any purpose, and may be consolidated statements of the Corporation and one or more subsidiaries.


                                CORPORATE RECORDS


                  9.1 MINUTE BOOKS AND SHARE REGISTER. There shall be kept at the registered office or principal place of business or the Corporation an original or duplicate record of the proceedings of the shareholders and of the directors, and the original or a copy of its bylaws, including all amendments or alterations thereto to date, certified by the Secretary of the Corporation. At the registered office, principal place of business or at the office of the Corporation's transfer agent, an original or duplicate share register shall also be kept giving the names of the shareholders (arranged in alphabetical order),

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and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for the shares, and the number and date of cancellation of every certificate surrendered for cancellation.

                  9.2 INSPECTION OF CORPORATE DOCUMENTS. Every shareholder upon written verified demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at a reasonable time or times, for any reasonable purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors, and to make extracts therefrom.

                               SHARE CERTIFICATES

                  10.1 SHARE CERTIFICATES. The share certificates, if any, of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation, as they are issued. Every share certificate may be executed by facsimile or otherwise on behalf of the Corporation in any manner approved by the Board of Directors. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

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                  10.2 TRANSFER OF SHARES. Transfers of shares shall be made on the books of the Corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made inconsistent with the provisions of Article 8 of the Uniform Commercial Code, and its amendments and supplement.

                  10.3 FIXING OF RECORD DATE. (a) The Board of Directors may fix a time, not more than ninety days, prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of this corporation after any record date fixed, as aforesaid. When a determination of shareholders of record has been made as provided in this paragraph for purposes of a meeting

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the determination shall apply to any adjournment thereof unless the Board of
Directors fixes a new record date for the adjourned meeting.

                  (b) If a record date is not fixed:

                           (1) The record date for determining shareholders
entitled to notice of to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the date immediately preceding the day on which the meeting is held.

                           (2) The record date for determining shareholders
entitled to express consent or dissent to corporate action in writing without a meeting when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary.

                           (3) The record date for determining shareholders for
any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                  10.4 LOST SHARE CERTIFICATE. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and, upon request of the Corporation, shall give a bond of indemnity with sufficient surety to protect the Corporation or any person injured by the

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issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed, but always subject to the approval of the Board of Directors.

                  10.5 DIVIDENDS. Subject to applicable law, the Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation from time to time and to such extent as they deem advisable, in cash, property or in shares of the Corporation.

                  10.6 PAYMENT OF DIVIDENDS. Before payment of any dividend there may be set aside out of the net profits of the Corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

                                     NOTICES

                  11.1 NOTICE. Whenever written notice is required to be given to any person by law, the Articles of Incorporation or these bylaws, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage

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prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by telecopier, to the address (or the telex, TWX, telecopier or telephone number) appearing on the books of the Corporation or, in the case of a director, to the address supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

                  11.2 WAIVER OF NOTICE. Whenever any written notice is required to be given under law, the Articles of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at

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the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                            MISCELLANEOUS PROVISIONS

                  12.1 VALIDITY. Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the Corporation and any other person, when signed by the Chairman, the President or any Vice President or the Secretary or the Treasurer of the Corporation, or by such other officer or officers as the Board of Directors may from time to time designate, shall be deemed to be properly executed for and in behalf of the Corporation.

                  12.2 FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of July of each year or on such other day as may be fixed by resolution of the Board of Directors.

                                   AMENDMENTS

                  13.1 These bylaws may be altered, amended or repealed and new bylaws may be adopted by with respect to those matters that are not by statute committed expressly to the shareholders, by the vote of a majority of the directors of the Corporation present and voting at any duly organized meeting of directors. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the

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purposes, of the meeting is to consider the adoption, amendment or repeal of the bylaws, and a copy of the proposed amendment or a summary of the changes to be effected thereby shall be included in, or enclosed with, the notice. No alteration, amendment or repeal of these bylaws that limits indemnification rights, increases the liability of directors or changes the manner or vote required to make such alteration, amendment or repeal, shall be made except by the affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon.


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